SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005 ( March 16, 2005)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way Wayne, New Jersey 07470 (Address of principal executive offices)

Registrant’s telephone number, including area of service (973) 617-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On March 17, 2005, Toys “R” Us, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of March 17, 2005 (the “Merger Agreement”), with Global Toys Acquisition, LLC (“Parent”) and Global Toys Acquisition Merger Sub, Inc. (“Acquisition Sub”). Parent and Acquisition Sub are entities directly and indirectly owned by an investment group consisting of entities advised by or affiliated with Kohlberg Kravis Roberts & Co., Bain Capital Partners LLC and Vornado Realty Trust.

The Merger Agreement contemplates that Acquisition Sub will be merged with and into the Company and each outstanding share of common stock of the Company will be converted into the right to receive $26.75 per share in cash, without interest.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions, (ii) to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement, and (iii) subject to certain exceptions, for the Company’s board of directors to recommend that the Company’s stockholders adopt the Merger Agreement and thereby approve the merger and the other transactions contemplated by the Merger Agreement.

Consummation of the merger is subject to various customary conditions, including adoption of the Merger Agreement by the Company’s stockholders, receipt of debt financing by Parent, the absence of certain legal impediments to the consummation of the merger and the receipt of certain regulatory approvals. Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, which are subject to customary conditions. After giving effect to contemplated draws by the Company’s subsidiaries under the new debt commitments, Parent currently expects total existing and new debt outstanding at closing will be approximately $6 billion. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $247.5 million.

A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

In connection with the proposed merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy will be available free of charge at the SEC’s website, www.sec.gov and stockholders of the Company will also be able to obtain the proxy statement free of charge by directing their requests to Toys “R” Us, Inc., One Geoffrey Way, Wayne, New Jersey 07470, Attention: Investor Relations.

Amendment of Non-Employee Directors’ Stock Option Plan

On March 16, 2005, the Board of Directors amended the Toys “R “Us, Inc. Non-Employee Directors’ Stock Option Plan to provide that outstanding options will become fully vested upon a change of control of the Company. This amendment was made to parallel the treatment of director stock unit awards under the Toys “R “Us, Inc. Non-Employee Directors’ Stock Unit Plan, and will result in treatment consistent with that for employee stock options in the context of the transaction described above. A copy of the amendment to the Toys “R “Us, Inc. Non-Employee Directors’ Stock Option Plan is attached as Exhibit 10.1 hereto.

The Rights Agreement

Prior to the execution of the Merger Agreement, the Company amended its Rights Agreement on March 17, 2005 to permit the execution, delivery and adoption of the Merger Agreement and the consummation of the merger or any other transactions contemplated by the Merger Agreement, without triggering the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither Parent, Acquisition Sub nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the execution, delivery and adoption of the Merger Agreement or the consummation of the merger or any other transactions contemplated by the Merger Agreement.

The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Rights Agreement, which is filed as Exhibit 10.2 hereto and is incorporated into this report by reference.

ITEM 8.01.	OTHER EVENTS

On March 17, 2005, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01	Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of March 17, 2005, among Toys “R” Us, Inc., Global Toys Acquisition, LLC and Global Toys Acquisition Merger Sub, Inc.

10.1	Amendment, dated March 16, 2005, to the Toys “R” Us, Inc. Non-Employee Directors’ Stock Option Plan.

10.2	Second Amendment to Rights Agreement, dated as of March 17, 2005, to the Amended and Restated Rights Agreement dated as of April 16, 1999, as amended by the Amendment dated as of June 3, 2002, between Toys “R” Us, Inc. and American Stock Transfer & Trust Company.

99.1	Press Release dated March 17, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

Date: March 22, 2005	By:	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President – Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 17, 2005, among Toys “R” Us, Inc., Global Toys Acquisition, LLC and Global Toys Acquisition Merger Sub, Inc.

10.1	Amendment, dated March 16, 2005, to the Toys “R” Us, Inc. Non-Employee Directors’ Stock Option Plan.

10.2	Second Amendment to Rights Agreement, dated as of March 17, 2005, to the Amended and Restated Rights Agreement dated as of April 16, 1999, as amended by the Amendment dated as of June 3, 2002, between Toys “R” Us, Inc. and American Stock Transfer & Trust Company.

99.1	Press Release dated March 17, 2005.

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